Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the separate historical financial statements of Renasant Corporation (“Renasant” or “RNST”) and Heritage Financial Group, Inc. (“Heritage” or “HBOS”) after giving effect to the merger, the issuance of 0.9266 shares of RNST common stock in exchange for outstanding shares of Heritage common stock in connection therewith and the other transactions contemplated by the Agreement and Plan of Merger dated as of December 10, 2014 by and among Renasant, Renasant Bank, Heritage and HeritageBank of the South.  The unaudited pro forma condensed combined balance sheet as of March 31, 2015 is presented as if the merger with RNST and the transactions that occurred therewith had occurred on March 31, 2015.  The unaudited pro forma condensed combined income statements for the year ended December 31, 2014 and the three months ended March 31, 2015 are presented as if the merger and transactions that occurred therewith had occurred on January 1, 2014.  The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States. RNST is the acquirer for accounting purposes. RNST has not had sufficient time to completely evaluate the significant identifiable long-lived tangible and identifiable intangible assets of Heritage. Accordingly, the unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Certain reclassifications have been made to the historical financial statements of Heritage to conform to the presentation in RNST’s financial statements.

A final determination of the acquisition consideration and fair values of Heritage's assets and liabilities will be based on the actual net tangible and intangible assets of Heritage that existed as of the date of completion of the merger, which was July 1, 2015.  Consequently, amounts preliminarily allocated to goodwill and identifiable intangibles could change from those allocations used in the unaudited pro forma condensed combined financial statements presented below and could result in a change in amortization of acquired intangible assets and amortization or accretion of other fair value adjustments.

In connection with the plan to integrate the operations of RNST and Heritage, RNST has incurred, and will in the future incur, nonrecurring charges, such as costs associated with systems implementation, severance, and other costs related to exit or disposal activities.  RNST is not able to fully determine the timing, nature and amount of these charges as of the date of this filing.  However, these charges will affect the results of operations of RNST and Heritage upon the completion of the merger, in the period in which they are incurred.  The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and were not factually supportable at the time that the unaudited pro forma condensed combined financial statements were prepared.  Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any anticipated disposition of assets that may result from such integration. Estimated transaction related expenses of RNST are not included in the unaudited pro forma condensed combined income statements.

The actual amounts finally recorded for the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of:

•	net cash used or generated in Heritage's operations between the signing of the merger agreement and completion of the merger;

•	other changes in Heritage’s net assets that occurred prior to the completion of the merger, which could cause material differences in the information presented below; and

•	changes in the financial results of the combined company, which could change the future discounted cash flow projections.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
RNST’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2014, included in RNST’s Annual Report on Form 10-K for the year ended December 31, 2014;

•
Heritage’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2014, included in Heritage’s Annual Report on Form 10-K for the year ended December 31, 2014;

•
RNST’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2015, included in RNST’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2015;

•
Heritage’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2015, included in Heritage’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015; and

•	other information pertaining to RNST and Heritage contained in previous filings with the Securities and Exchange Commission.

Renasant Corporation and Subsidiaries
Pro Forma Condensed Combined Balance Sheet

(In Thousands, Except Share Data)

	Renasant Corporation	Heritage Financial Group, Inc.	Purchase Accounting Adjustments				Pro Forma
			Termination of		Other
	3/31/2015	3/31/2015	Employee Stock		Purchase Acct		3/31/2015
	(as reported)	(as reported)	Ownership Plan		Adjustments		Combined
Assets
Cash and cash equivalents	$174,379	$36,345	$2,865	(a)	$(5,915)	(b)	$207,674
Securities	1,016,394	262,856	—		(1,401)	(c)	1,277,849
Mortgage loans held for sale	102,780	233,466	—		—		336,246
Loans, net of unearned income	3,953,661	1,114,271	—		(50,018)	(d)	5,017,914
Allowance for loan losses	(42,302)	(10,010)	—		10,010	(e)	(42,302)
Net Loans	3,911,359	1,104,261	—		(40,008)		4,975,612
Premises and equipment	117,769	49,810	—		(4,150)	(f)	163,429
Other real estate owned	31,686	9,288	—		(1,927)	(g)	39,047
Goodwill	274,705	11,368	—		177,717	(h)	463,790
Other intangible assets	21,348	5,717	—		5,741	(i)	32,806
FDIC loss-share indemnification asset	8,934	20,170	—		—		29,104
Other assets	222,495	74,547	—		16,793	(j)	313,835
Total assets	$5,881,849	$1,807,828	$2,865		$146,850		$7,839,392
Liabilities and shareholders’ equity
Liabilities
Non-interest bearing	$959,351	$253,811	$—		$—		$1,213,162
Interest bearing	3,983,418	1,140,300	—		1,874	(k)	5,125,592
Total Deposits	4,942,769	1,394,111	—		1,874		6,338,754
Short-term borrowings	6,732	41,128	—		—		47,860
Long-term debt	155,581	181,981	—		3,848	(l)	341,410
Other liabilities	53,571	26,750	—		26,296	(m)	106,617
Total liabilities	5,158,653	1,643,970	—		32,018		6,834,641
Shareholders’ equity
Common stock	163,281	92	—		43,087	(n)	206,460
Treasury stock, at cost	(21,312)	—	—		—		(21,312)
Additional paid-in capital	344,119	106,331	5,992	(a)	126,053	(o)	582,495
Retained earnings	242,726	66,527	(5,804)	(a)	(60,723)	(o)	242,726
Accumulated other comprehensive loss	(5,618)	(6,415)	—		6,415	(o)	(5,618)
Unearned Employee Stock Ownership Plan	—	(2,677)	2,677	(a)	—		—
Total shareholders’ equity	723,196	163,858	2,865		114,832		1,004,751
Total liabilities and shareholders’ equity	$5,881,849	$1,807,828	$2,865		$146,850		$7,839,392

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Renasant Corporation and Subsidiaries
Pro Forma Condensed Combined Income Statement

(In Thousands, Except Share Data)

	Twelve months ended December 31, 2014
	Renasant Corporation	Heritage Financial Group, Inc.	Norcross Branch of PrivateBank and Trust Company	Alarion Financial Services, Inc.	Heritage Financial Group, Inc.	Pro Forma Adjustments		Pro Forma
	(as reported)	(as reported)	(pro forma)	(pro forma)	Combined Proforma			(Combined)
Interest income
Loans	$199,844	$54,670	$1,587	$7,113	$63,370	$1,742	(d)	$264,956
Securities	26,169	6,227	—	—	6,227	280	(c)	32,676
Other	396	89	—	13	102	—		498
Total interest income	226,409	60,986	1,587	7,126	69,699	2,022		298,130
Interest expense
Deposits	16,069	4,845	711	696	6,252	(1,874)	(k)	20,447
Borrowings	7,711	3,420	—	—	3,420	(1,283)	(l)	9,848
Total interest expense	23,780	8,265	711	696	9,672	(3,157)		30,295
Net interest income	202,629	52,721	876	6,430	60,027	5,179		267,835
Provision for loan losses	6,167	1,569	—	50	1,619	—		7,786
Net interest income after provision for loan losses	196,462	51,152	876	6,380	58,408	5,179		260,049
Noninterest income(1)
Service charges on deposit accounts	25,383	6,187	96	305	6,588	—		31,971
Fees and commissions	21,873	12,058	—	—	12,058	—		33,931
Insurance commissions	8,194	—	—	—	—	—		8,194
Wealth management revenue	8,655	2,436	—	—	2,436	—		11,091
Gains on sales of securities	375	956	—	—	956	—		1,331
BOLI income	2,985	748	—	—	748	—		3,733
Gains on sales of mortgage loans held for sale	8,594	14,181	—	2,860	17,041	—		25,635
Other	4,561	458	—	683	1,141	—		5,702
Total noninterest income	80,620	37,024	96	3,848	40,968	—		121,588
Noninterest expense(1)
Salaries and employee benefits	115,108	44,831	500	3,883	49,214	—		164,322
Data processing	11,400	4,834	—	660	5,494	—		16,894
Net occupancy and equipment	20,252	8,971	192	775	9,938	(1,142)	(f)	29,048
Other real estate owned	4,593	1,638	—	11	1,649	—		6,242
Professional fees	4,485	1,892	—	613	2,505	—		6,990
Advertising and public relations	5,923	1,096	—	(37)	1,059	—		6,982
Intangible amortization	5,606	879	—	369	1,248	835	(i)	7,689
Merger-related expenses	694	3,122	—	100	3,222	—		3,916
Other	23,134	10,091	—	1,484	11,575	—		34,709
Total noninterest expense	191,195	77,354	692	7,858	85,904	(307)		276,792
Income before income taxes	85,887	10,822	280	2,370	13,472	5,486		104,845
Income taxes	26,305	3,254	98	839	4,191	2,085	(p)	32,581
Net income	$59,582	$7,568	$182	$1,531	$9,281	$3,401		$72,264

Earnings per common share:
Basic	$1.89							$1.80
Diluted	$1.88							$1.79
Dividends per common share	$0.17							$0.17
Weighted-average common shares outstanding
Basic	31,499,498					8,635,879	(q)	40,135,377
Diluted	31,759,647					8,635,879	(q)	40,395,526

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Renasant Corporation and Subsidiaries
Pro Forma Condensed Combined Income Statement

(In Thousands, Except Share Data)

	For the year ended March 31, 2015
	Renasant Corporation	Heritage Financial Group, Inc.	Pro Forma Adjustments		Pro Forma
	(as reported)	(as reported)			(Combined)
Interest income
Loans(1)	$47,437	$16,223	$436	(d)	$64,096
Securities	6,669	1,309	70	(c)	8,048
Other	60	14	—		74
Total interest income	54,166	17,546	506		72,218
Interest expense
Deposits	3,438	1,202	—		4,640
Borrowings	1,886	778	(321)	(l)	2,343
Total interest expense	5,324	1,980	(321)		6,983
Net interest income	48,842	15,566	827		65,235
Provision for loan losses	1,075	75	—		1,150
Net interest income after provision for loan losses	47,767	15,491	827		64,085
Noninterest income(1)
Service charges on deposit accounts	5,933	1,386	—		7,319
Fees and commissions	4,894	3,869	—		8,763
Insurance commissions	1,967	—	—		1,967
Wealth management revenue	2,190	597	—		2,787
Gains on sales of securities	—	—	—		—
BOLI income	848	182	—		1,030
Gains on sales of mortgage loans held for sale	4,633	8,395	—		13,028
Other	1,439	111	—		1,550
Total noninterest income	21,904	14,540	—		36,444
Noninterest expense(1)
Salaries and employee benefits	28,260	15,654	—		43,914
Data processing	3,181	1,594	—		4,775
Net occupancy and equipment	5,559	2,704	(285)	(f)	7,978
Other real estate owned	532	258	—		790
Professional fees	824	272	—		1,096
Advertising and public relations	1,303	392	—		1,695
Intangible amortization	1,275	321	148	(i)	1,744
Merger-related expenses	478	253	—		731
Other	6,002	2,652	—		8,654
Total noninterest expense	47,414	24,100	(137)		71,377
Income before income taxes	22,257	5,931	964		29,152
Income taxes	7,017	2,047	366	(p)	9,430
Net income	$15,240	$3,884	$598		$19,722

Earnings per common share:
Basic	$0.48				$0.49
Diluted	$0.48				$0.49
Dividends per common share	$0.17				$0.17
Weighted-average common shares outstanding
Basic	31,576,275		8,635,879	(q)	40,212,154
Diluted	31,815,710		8,635,879	(q)	40,451,189

(1)Certain historical amounts for Renasant and Heritage have been reclassified to ensure consistency and comparability of pro forma amounts.

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Renasant Corporation and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Statements
(In Thousands, Except Share Data)

Note 1 – Pro Forma Adjustments
(In Thousands, Except Share Data)
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial statements. All adjustments are based on current valuations and assumptions which are subject to change.

(a)
Termination of Employee Stock Ownership Plan – Cash and stockholders’ equity were adjusted for the repayment of the term loans from Heritage’s Employee Stock Ownership Plan and recognition of compensation expense for the allocation of remaining shares to participants.

(b)	Purchase Accounting Adjustments – Cash was adjusted to reflect the settlement of all outstanding options according to the terms set forth in the merger agreement.

(c)
Purchase Accounting Adjustments – A net discount was recorded to reflect the par value of acquired investment securities over the purchase price of the investment securities. The net discount will be recognized over the estimated remaining life of the related investment securities. The impact was to increase interest income related to securities by $280 and $70 for the year ended December 31, 2014, and the three months ended March 31, 2015, respectively.

(d)
Purchase Accounting Adjustments – Based on Renasant’s initial evaluation of the acquired loan portfolio, a mark of 5.39% was applied to Heritage’s non-acquired loans and leases resulting in a fair value adjustment of $50,018. The adjustment is primarily related to credit deterioration identified in the portfolio with the remainder, the accretable yield, recognized as an adjustment to reflect the difference between actual interest rates and current rates offered by Renasant on similar loans. This accretable yield adjustment will be recognized over the remaining life of the loan and lease portfolio. The impact of the adjustment was to increase loan interest income by $1,742 and $436 for the year ended December 31, 2014, and the three months ended March 31, 2015, respectively.

(e)
Purchase Accounting Adjustments – The allowance for loan losses was adjusted to reflect the reversal of Heritage’s recorded allowance. Purchased loans acquired in a business combination are required to be recorded at fair value, and the recorded allowance for loan losses may not be carried over. While Renasant anticipates significantly reducing the provision for loan losses as a result of acquired loans being recorded at fair value, no adjustment to the historic amounts of Heritage’s provision has been recorded in the Unaudited Pro Forma Condensed Combined Income Statements.

(f)
Purchase Accounting Adjustments – Based on Renasant’s initial evaluation of the acquired fixed assets, a mark of $4,150 was recorded to account for obsolete assets and adjust the remaining assets to fair value. The impact of the adjustment was to decrease depreciation expense by $1,142 and $285 for the year ended December 31, 2014, and the three months ended March 31, 2015, respectively.

(g)
Purchase Accounting Adjustments – Based on Renasant’s initial evaluation of the acquired portfolio of OREO, a mark of approximately 21% was applied to Heritage’s non-acquired OREO resulting in a fair value adjustment of $1,927. The adjustment has no impact on the Unaudited Pro Forma Condensed Combined Income Statements.

(h)
Purchase Accounting Adjustments – Goodwill of $189,085 was generated as a result of the total purchase price and fair value of liabilities assumed exceeding the fair value of assets purchased. See Note 2, “Pro Forma Allocation of Purchase Price,” for the allocation of the purchase price to acquired net assets. The adjustment has no impact on the Unaudited Pro Forma Condensed Combined Income Statements.

Renasant Corporation and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Information
(In Thousands, Except Share Data)

(i)
Purchase Accounting Adjustments – Heritage’s existing other intangible assets were reversed, and an identified incremental core deposit intangible of $5,741 was recognized. The core deposit intangible is recognized over an estimated useful life of ten years using an accelerated amortization method. The amortization expense associated with the core deposit intangible increased noninterest expense $835 and $148 for the year ended December 31, 2014, and the three months ended March 31, 2015, respectively.

(j)	Purchase Accounting Adjustments – Deferred taxes associated with the adjustments to record the assets and liabilities of Heritage at fair value were recognized using Renasant’s statutory rate of 38%.

(k)
Purchase Accounting Adjustments – A fair value adjustment was recorded to fixed-rate deposit liabilities based on current interest rates offered by Renasant for similar instruments. The adjustment will be recognized over the estimated remaining term of the deposit liability, which is approximately one year. The adjustment decreased deposit interest expense by $1,874 for the year ended December 31, 2014, but the adjustment had no impact on deposit interest expense for the three months ended March 31, 2015.

(l)
Purchase Accounting Adjustments – A fair value adjustment of $3,848 was recorded to outstanding long-term debt instruments, consisting of FHLB advances. The adjustment will be recognized over the estimated remaining term of the long-term debt instruments. The impact of the adjustment was to decrease interest expense related to borrowings by $1,283 and $321 for the year ended December 31, 2014, and the three months ended March 31, 2015, respectively.

(m)
Purchase Accounting Adjustments – Other liabilities were adjusted to reflect the accrual of approximately $26,296 of anticipated merger related expenses to be incurred by Heritage. Anticipated merger related expenses to be incurred by Renasant are not included in the pro forma financial information but will be expensed in the period after the merger is completed. Anticipated merger related expenses consist of investment banking fees, legal fees, accounting fees, registration fees, contract termination fees, costs incurred to terminate employee benefit plans, printing costs and additional related fees and expenses. The adjustment has no impact on the Unaudited Pro Forma Condensed Combined Income Statements.

(n)
Purchase Accounting Adjustments – Common stock was adjusted to reverse Heritage’s common stock outstanding and to recognize the $5.00 par value of shares of Renasant common stock issued to effect the transaction. The adjustment has no impact on the Unaudited Pro Forma Condensed Combined Income Statements but only affects the number of shares outstanding used in the calculation of earnings per common share.

(o)
Purchase Accounting Adjustments – Other stockholders’ equity accounts were adjusted to reverse Heritage’s historical stockholders’ equity balances and to reflect the net impact of all purchase accounting adjustments. The adjustments had no impact on the Unaudited Pro Forma Condensed Combined Income Statements.

(p)	Pro Forma Adjustments – Income taxes were adjusted to reflect the tax effects of purchase accounting adjustments using Renasant’s statutory tax rate of 38%.

(q)
Pro Forma Adjustments – Weighted-average basic and diluted shares outstanding were adjusted to reverse Heritage basic and diluted shares outstanding and to record shares of Renasant common stock issued to effect the transaction.

Renasant Corporation and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Information
(In Thousands, Except Share Data)

Note 2 – Pro Forma Allocation of Purchase Price
(In Thousands, Except Share Data)
The following table shows the pro forma allocation of purchase price to net assets acquired and the pro forma goodwill generated from the transaction:

Purchase Price:
HBOS capital stock outstanding	9,249,148
HBOS unvested restricted stock	—
HBOS total common shares outstanding at merger date	9,249,148
% deal to be paid in stock	100%
Shares to be paid in stock	9,249,148
Exchange rate	0.9266
RNST shares to be issued for HBOS shares	8,570,261
Less: Fractional shares	(771)
Total RNST shares to be issued	8,569,490
Assumed purchase price	$32.60
Value of RNST stock to be issued	279,365,374

Fractional shares	770.5368
Cash in lieu amount per share	$32.19
	24,804

Purchase price - common shareholders	$279,390

Restricted shareholders:
Restricted shares outstanding	71,678
Exchange rate	0.9266
RNST shares to be issued for restricted shares	66,417
Less: Fractional shares	(27.8348)
Total RNST shares to be issued	66,389
Assumed purchase price	$32.60
Value of RNST stock to be issued	2,164,281

Fractional shares	27.8348
Cash in lieu amount per share	$32.19
	896

Purchase price - restricted stock shareholders	$2,165

Cash settlement for stock options	$5,915

Total purchase price		$287,470

Renasant Corporation and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Information
(In Thousands, Except Share Data)

Total pro forma purchase price		$287,470

HBOS Net assets at market value:	3/31/2015
Assets:
Cash and due from banks	39,210
Securities	261,455
Mortgage loans held for sale	233,466
Loans, net of unearned income	1,064,253
Premises and equipment	45,660
Other real estate owned	7,361
Other intangible assets	11,458
FDIC loss-share indemnification asset	20,170
Other assets	91,340
Total Assets	1,774,373
Liabilities:
Deposits:
Non-interest bearing	253,811
Interest bearing	1,142,174
Total deposits	1,395,985
Borrowings	41,128
Subordinated debentures	185,829
Other liabilities	53,046
Total Liabilities	1,675,988
Net Assets		98,385

Goodwill		189,085